               PARTNERSHIP AGREEMENT
                        OF
        TDC/EMERITUS PASO ROBLES ASSOCIATES

     This Agreement is made and entered into as of the 1st day
June, 1995 between TDC CONVALESCENT INC., a
California corporation
( "TDC" ) and EMERITUS CORPORATION, a Washington corporation ("Emeritus"). TDC and n Emeritus are sometimes referred to herein individually as "Partner" and collectively as "Partners." The
Partners desire to form a general partnership upon the terms and conditions set forth herein. Except as otherwise provided herein the rights and liabilities of the Partners shall be governed by the Washington Uniform Partnership Act, Ch. 25.04
RCW.

     It is agreed:

     Section 1. NAME. The name of the Partnership.
shall be TDC/Emeritus Paso Robles Associates
(sometimes referred to herein as the
"Partnership").

     Section 2. OFFICE. The principal office of the Partnership shall be at 8219 Santa Juanita
Avenue, Orangeville, California 95662, or at such other place designated by the Partners. The principal office of the Partnership in the state of Washington shall be at Market Place One, 2001
Western Avenue, Suite 660, Seattle, Washington
98121.

     Section 3. TERM, The term of the Partnership shall be 25 years unless sooner terminated as provided herein.

     Section 4. PURPOSE AND POWERS.

     4.1 PURPOSE. The purpose af the Partnership shall be to acquire and own the real property in Paso Robles, California described on Exhibit A attached hereto (the "Property"), to develop, construct and operate a residential care facility with approximately 100 units on the Property, (the
Property and improvements constructed thereon are collectively referred to herein as the "Project"), and to do all things necessary or incidental to the foregoing. The Partnership shall have no other purpose without the unanimous consent of the Partners.

     4. 2 POWERS.   Subject to the provisions of
this Agreement, the Partnership shall have the following powers:

           (a) To conduct and operate the business
of the Partnership and to execute such documents and instruments as the Partners in their discretion determine are necessary, convenient or incidental to accomplish the purpose of the Partnership, including, without limitation notes, mortgages, deeds of trust, leases, management agreements, contracts and other documents.


(b) To acquire real and personal property by purchase , lease or otherwise as may be necessary, convenient or incidental to accomplish the purposes of the Partnership.

(c) To enter into such construction design, development, management and other agreements as the Partners determine are necessary, convenient or incidental to the development and operation of the Property, including, without limitation, the agreements set forth in Section 6.5 below.

           (d) To borrow money on a secured or
unsecured basis on such terms and conditions and in such amounts as the Partners determine is necessary, convenient or appropriate to accomplish the purposes of the Partnership.

             (e) To institute, prosecute, defend,
settle, compromise and dismiss legal and other proceedings brought by or against the Partnership or the Partners.

           (f) To procure and maintain insurance
covering the subject risks to which the
Partnership or its operations may be

           (g) To open bank accounts in the name
of the Partnership, designate the authorized signatures therefor and make deposits and withdrawals from Partnership accounts on the signatures of one or more designated individuals.

           (h) To pay expenses incurred in
performing the business and purposes of the Partnership.

           (i) To do all other things necessary,
incidental or convenient to accomplish the purposes of the Partnership. .

     Section 5. PERCENTAGE INTERESTS CAPITAL
CONTRIBUTIONS PROFITS AND LOSSES AND CASH
DISTRIBUTIONS.

     5.1 PERCENTAGE INTERESTS. The Partners shall have the Percentage Interest in the Partnership as set forth opposite each Partner's name below:

      Partner            Percentage Interest
     ----------               --------------------
----
                TDC
50%
            Emeritus
50%

The Percentage Interest of the Partners shall be subject to adjustment as provided in Section 5.3.

     5.2 INITIAL CAPITAL CONTRIBUTIONS. Upon
execution of this Agreement, each of the Partners shall contribute to the Partnership all of their interest in the Property and all plans, licenses, permits, contracts, and other rights with respect to the Project. Each Partner shall be credited with making a contribution to the Partnership equal to its actual out-of-pocket cost for its contributions pursuant to this Section
5.2, net of any reimbursement received from the Partnership. If the contributions to the partnership pursuant to this Section 5.2 are uneven; the Partnership shall reimburse the Partner making the greater contribution in the amount required to equalize the contributions of both Partners.



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

     5.3 Capital Contributions After Initial
Capital Contribution. If the Partnership requires contributions from time to time (in excess of the Initial Capital Contributions provided for in
Section 5. 2 and amounts borrowed by the Partnership from time to time), the Partners by Percentage Interest shall contribute such amounts in cash to the Partnership when required.

     In the event either Partner fails to
contribute its share of capital to the
Partnership, then the other Partner who has contributed its share may at its option:

     (a)  Treat the noncontributing Partner as a
       Defaulting Partner under Section 8,

     (b) Contribute the amount required from the noncontributing Partner and elect to readjust the Percentage Interests of the Partners in the Partnership so that the Percentage Interest of each Partner is in the ratio of a fraction, the numerator of which is the aggregate contributions of each Partner pursuant to this Section 5. 3 and
Section 5. 2 and the denominator of which is the aggregate contributions of both Partners pursuant to this Section 5.3 and Section 5.2, or

     (c) May advance the noncontributing Partner's pro rata share to the Partnership and treat such amount as a loan from the contributing Partner to the noncontributing Partner (a "Default Loan").
Such Default Loans shall bear interest at the lesser of the maximum rate permitted by law or Seattle-First National Bank's published prime rate in effect as of the first day of each calendar month, plus two percent per annum. Default Loans shall be repayable within thirty (30) days after written demand and if not sooner repaid, shall be repaid from any cash distributions otherwise to be made to the noncontributing Partner by the Partnership or offset against any amount to be paid to the noncontributing Partner in purchase of its interest in the Partnership.

     5.4 PAYMENT OF GUARANTEE. Any amount paid by a Partner to a lender of the Partnership which is credited as a reduction to the liabilities of the.
Partnership, whether such payment is made by such Partner as a guarantor of the indebtedness or in some other capacity, shall be treated as a contribution to the Partnership. The Partner making such payment shall be entitled to a right of contribution from the other Partner, so that the Partners, respective contributions are in proportion to their Percentage Interests, and upon reimbursement to the Partner making the payment of the excess-amount, the books of the Partnership shall be adjusted to reflect the net contribution made by each.

     5.5 ALLOCATION OF PROFITS AND LOSSES. Profits and Losses of the Partnership resulting from operations shall be allocated between the Partners in proportion to their Percentage Interests.
Profits and Losses of the Partnership resulting from the sale or disposition of Partnership assets shall be allocated in accordance with Section 9.3.
Solely for federal income tax purposes, if the book value of any Partnership assets differs from its adjusted tax basis and Section 704(c) of the Internal Revenue Code of 1986 as amended (the
"Code" ) applies to such Partnership assets, , the Partners, distributive shares of depreciation, amortization, gain or loss as computed for federal income tax purposes for Partnership assets shall be allocated between the Partners so as to take into account any variation between the adjusted tax basis of such assets to the Partnership and their book value in accordance with the Treasury
Regulations promulgated under Section 704(c) of the Code.

     5.6 CASH DISTRIBUTIONS FROM OPERATIONS. Cash flow of the Partnership in any period shall consist of the total cash receipts of the Partnership less all cash disbursements and less reserves reasonably required for Partnership business, as agreed upon from time to time by the Partners. Cash flow of the Partnership resulting from operations shall be distributed quarterly between the Partners in accordance with Percentage
Interests. Cash flow of the Partnership resulting from the sale or disposition- of Partnership assets or financing proceeds shall be distributed between the Partners in accordance with Section
9.2.

     5. 7 NO INTEREST ON CAPITAL CONTRIBUTIONS. No interest shall be paid on any capital contributions or capital accounts of the Partners.

     Section 6.  MANAGEMENT AND ACCOUNTING

     6.1 MANAGEMENT. Except as provided in Section
6.2, all management decisions or other matters affecting the Partnership shall be made by unanimous agreement of the Partners, including but not limited to, approval of the Project design, development budget and change orders, sale of the Project and dissolution of the Partnership prior to the end of its stated term. Upon completion of the development of the Property, the Partners shall prepare or cause to be prepared an annual operating budget for the Property, which shall include, among other things, a projection of Partnership income and expense, capital expenditures, and cash flow. Unless otherwise agreed, all expenditures by or on behalf of the Partnership shall be made in accordance with said budget. Partners may designate from time to time one of them to implement the decisions of the Partners and shall designate a Partner to be the "Tax Matters Partner" of the Partnership.

     6.2 PROJECT FINANCING. Emeritus shall have sole responsibility to secure construction and take-out permanent financing for the Project (the
"Project Loan").
Emeritus shall have full authority to commit the Partnership to the Project Loan, and to execute such commitment letters, mortgages, deeds of trust, security documents, pledges, assignments, notes, and other documents which Emeritus, in its discretion, determines are necessary or appropriate to document and close the Project
Loan. Notwithstanding the foregoing, without the prior written approval of TDC, Emeritus shall not commit the Partnership to any Project Loan in which the lender receives an equity interest in the Partnership or receives any payment of interest (or otherwise) calculated by referenced to the gross income, net income or gain of the Partnership or the Project.

      6.3 ACCOUNTING. The Partnership shall
prepare financial statements in accordance with generally accepted accounting principles ("GAAP"), and federal income tax returns shall be filed using the accrual method of accounting. The fiscal year of the Partnership shall be the calendar year. All books and records of Partnership shall be open at all times for inspection by either

     6.4 CAPITA1 ACCOUNTS.

           (a) Establishment of Capital Accounts.
The Partnership shall establish and maintain a capital account ( "Capital Account" ) for each Partner in accordance with Treasury Regulations issued under Code Section 704.

                 (i) The Capital Account for each
Partner shall be increased to reflect: (1) such Partner's contributions, (2) such Partner's share of Profits (including all gain as calculated pursuant to Section 1001 of the Code) of the Partnership, and (3) such Partner's share of income and gain exempt from tax.

                 (ii) The Capital Account of each
Partner shall be reduced to reflect: (1) the amount of money and the fair market value of property distributed to such Partner (net of liabilities securing such distributed property that the Partner is considered to assume or take under Section 152), (2) such Partner's share of non-capitalized expenditures not deductible by the Partnership in computing its taxable income as determined under Code Section 705(a)(2)(B) and Treas. Reg. Section 1.704-1(b) (2) (iv) (i), ( 3 )
such Partner's share of Losses of the Partnership, and ( 4 ) such
Partner's share of amounts paid or incurred to organize the Partnership to the extent that an election under Code Section 709(b) has not properly been made for such amounts.

     (b) ADJUSTMENTS. If the Partnership
distributes an asset to a Partner in kind, and the fair market value of such asset differs from its adjusted basis for federal income tax purposes, the Capital Accounts of both Partners shall be adjusted as though the Partnership had sold such asset for its fair market value on the date of such distribution and the resulting income, gain, loss or deduction had been allocated to the Partners to the extent that such income, gain, loss or deduction had not previously been reflected in the Partners' Capital Accounts.

     (c) DEFINITIONS. "Profits" or "Losses" means, for each fiscal year, an amount equal to the Partnership's taxable income or taxable loss under
Section 703(a) of the Code (including all items of income, gain, loss or deduction required to be stated separately under Section 703 (a) (1) of the
Code), adjusted as required to take into account any variances between the "tax" and "book" basis of Partnership assets, as required pursuant to the Treasury Regulations promulgated under Section
704(c) of the Code. .

     6. 5 TRANSACTIONS WITH PARTNER'S.

          (a) DEVELOPMENT FEE. The Partnership
shall pay a development fee of $150,000 for services to develop and manage construction of the Project, which shall be payable $100,000 to TDC and $50,000 to Emeritus. The above amounts shall be payable in six equal monthly installments commencing on the date of the first construction loan draw.

          (b) PROPERTY MANAGEMENT. The Partnership shall retain TDC to provide property management services. TDC shall receive a management fee of six percent of the gross operating income from the Project. Prior to the opening of the Property, TDC shall execute a management agreement with the Partnership in the form attached hereto as Exhibit
B, subject to such changes as may be agreed upon by the Partners, if any.

     Section 7. TRANSFERS.

     7.1 TRANSFER PROHIBITED. Without the prior written consent of the other Partner, no Partner may directly or indirectly sell, transfer, assign, pledge or otherwise encumber, voluntarily or involuntarily, all or any part of its interest in the Partnership except as provided in this Section
7, any other transfer or encumbrance shall be void. Notwithstanding the foregoing, both Partners hereby agree and consent to a pledge of their Partnership interests as required to obtain the Project Loan in accordance with Section 6.2 above.

     7.2 RIGHT OF FIRST REFUSAL. A Partner may sell its entire interest in the Partnership upon compliance with the following conditions:

          (a) In the event a Partner ("Selling
Partner") desires to sell its entire interest in the Partnership and receives a written offer
("Offer") therefor which the Selling Partner intends to accept, the Selling Partner before accepting such Offer shall first notify the other
Partner and provide it with a copy of the Offer.
The Offer must contain all material terms relating to the purchase and sale (including the name of the transferee), the consideration must be entirely monetary (but may include the delivery of a promissory note), and the Offer must contain a provision that the transferee agrees to be bound by all the terms and conditions of this Agreement.

          (b) After receiving a copy of the Offer, the other Partner shall have sixty (60) days within which to elect to purchase the interest of the Selling Partner upon the terms and conditions set forth in the Offer. If the other Partner does not respond or does not elect to purchase the interest of the Selling Partner within 60 days, the Selling Partner may effect the purchase and sale to the purchaser identified in the Offer and upon the terms and conditions set forth in the Offer, but not otherwise. Any such sale shall be completed within 90 days of the date on which the other Partner notifies the Selling Partner of its decision not to purchase the interest, or, if no such notice is provided, the expiration of the period during which the other Partner may elect to purchase the interest of the Selling Partner. If such sale does not occur within the 90 day period specified above, then this Section 7.2 shall again be applicable in its entirety.

          (c) In the event the other Partner
elects to purchase the interest of the Selling
Partner, the other Partner shall close the purchase and sale within the time period set forth in the Offer or within 60 days after receipt of the offer, whichever is later.

     7.3 BUY-SELL IN EVENT OF DEADLOCK. If the
Partners are unable to agree concerning the affairs of the Partnership, either Partner may proceed as follows:

          (a) The Partner declaring the deadlock
"Initiating Partner") shall provide to the other
Partner a written notice of its intention to invoke the provisions of this section together with a) price for all the assets of the Partnership (!'Price Notice

          (b) The other Partner within thirty (30) days after receipt of the written notice and the Price Notice provided for in subsection 7.3(a) must elect to either: (i) purchase the interest of the Initiating Partner in the Partnership for the amount, if any, the Initiating Partner would receive if the assets of the Partnership were sold for cash equal to the price specified in the Price
Notice and the Partnership immediately liquidated in accordance with Sections 9.2 and 9.3 (i.e., allocating all gain or loss upon the sale and liquidation, satisfying all debts- and obligations, and then distributing the balance of the proceeds to the Partners), or (ii) sell its interest to the Initiating Partner for the amount the other Partner would receive if the assets of the Partnership were sold for cash equal to the price specified in the Price Notice and the Partnership immediately liquidated in accordance with Sections 9.2 and 9.3.

          (c) The purchase and sale shall close
within 3o days after the other Partner has notified the Initiating Partner of its election pursuant to subsection 7. 3 (b). If the Initiating
Partner or the other Partner fails to purchase and sell in accordance with the election pursuant to subsection 7.3(b), it shall be a Defaulting
Partner as defined in Section 8, and the other
Partner shall have the rights and remedies provided for therein.

          (d) A Partner who is a Defaulting
Partner as defined in Section 8 may not invoke the provisions of this Section '7.3.

     7. 4 PURCHASE OF DEFAULTING PARTNER 'S
INTEREST. In the event either Partner shall be a Defaulting Partner, the other Partner may elect to purchase the interest of the Defaulting Partner in the Partnership upon the following terms:

           (a) The other Partner shall notify the
Defaulting Partner of its election to purchase the Defaulting Partner's interest and along with such notice shall designate an MAI appraiser who shall establish within twenty (20) days thereafter the appraised fair market value of the Partnership's assets. Goodwill of the Partnership, if any, shall not be considered in determining fair market value. The cost of the appraisal shall be charged to the Defaulting Partner.

           (b) The other Partner shall then
purchase the Defaulting Partner's interest in the Partnership for an amount equal to 90% of the amount the Defaulting Partner would have received had the assets of the Partnership been sold for the appraised fair market value determined as provided in subsection 7. 4 (a), the liabilities of the Partnership satisfied, and the assets of the Partnership distributed in cash as provided in
Section 9.2.

          (c) The purchase shall close within 30
days after the appraised fair market value is determined as provided in subsection 7. 4 (a).

     7.5 GENERAL CONDITIONS. The Partner whose interest is purchased pursuant to Sections 7. 3 through 7. 4 shall be indemnified by the purchasing Partner from any Partnership liabilities except to the extent any such liabilities were not known and taken into account in determining the amount the Partner would receive pursuant to Section 9.2. The purchasing
Partner shall pay the applicable purchase price in cash at closing and the Selling Partner shall assign its partnership interest and convey by quitclaim deed its interest in the Project to the purchasing Partner at closing; provided, however, the purchasing Partner at its option may pay 25% of the applicable purchase price in cash and the balance in three equal annual installments of principal and interest with interest at 12% per annum for any purchase pursuant to Section 7.4. In the case of any sale pursuant to Sections 7.2 through 7. 4, the Purchasing Partner shall be entitled to assign all or of a portion of its rights to purchase to an assignee, but such assignment shall not release the Purchasing
Partner of any purchase obligation it may have.

     Section 8.  DEFAULT.

     8.1 EVENTS OF DEFAULT. A Partner shall be in default ( "Defaulting Partner" ) hereunder upon the occurrence of any of the following events:

     (a) If such Partner makes an assignment for the benefit of creditors or applies for the appointment of a trustee, liquidator or receiver for its assets or commences any proceedings relating to such Partner under any federal or state law relating to bankruptcy, insolvency reorganization or similar laws;

      (b) If such Partner has a proceeding
commenced against it relating to the appointment of a trustee, liquidator or receiver or pursuant to any proceedings under any federal or state law relating to bankruptcy, insolvency, reorganization or similar laws, which proceeding is not dismissed or stayed within ninety ( 9 0 ) days after the filing of such proceeding;

     (c) If such Partner suffers its interest in the Partnership to become subject to any attachment, levy, execution or other judicial seizure which is not dismissed or stayed within ninety (90) days;

     (d) If such Partner either (i) fails to
contribute capital to the Partnership as provided in Section 5 and the other Partner fails to exercise the options provided for in Sections
5.3(b) or (c) or (ii) fails to repay a Default
Loan within 30 days after demand;

     (e) If such Partner transfers its interest in violation of Section 7; or

     (f) If such Partner breaches or fails to perform any other provision of this Agreement and such breach or failure is not cured within 30 days after written notice from the other Partner provided, however, if the default cannot be cured within 30 days but is curable without material irreparable harm to the Partnership, the defaulting Partner shall be entitled to a reasonable time to complete the cure, provided it commences the cure within 30 days and diligently prosecutes the cure to completion, but in no event shall such cure period be more than 180 days.

     8.2 REMEDIES. Upon either Partner becoming a
Defaulting Partner, the other Partner may:
          (a) Dissolve and terminate the
Partnership as provided in Section 9. In such event if the other Partner asserts damages, were caused by the Defaulting Partner, the other
Partner may cause the Partnership to pay in escrow from funds otherwise distributable to the Defaulting Partner, an amount up to the damages reasonably asserted against the Defaulting
Partner. Upon payment of funds into escrow pursuant to the preceding sentence, the other
Partner shall promptly provide notice to the Defaulting Partner setting forth the nature of the default asserted against the Defaulting Partner, the amount of damages claimed, the manner in which damages have been calculated, and the amount which has been paid into escrow which shall remain in escrow until the Partners agree on a distribution thereof or until a final non-appealable order of a court of competent jurisdiction is entered providing for the distribution thereof;

           (b) Elect to purchase the interest of
the Defaulting Partner pursuant to Section 7.4; or

           (c) Pursue any remedy at law or in
equity against the Defaulting Partner.

     A Defaulting Partner shall have no right to vote upon or otherwise participate in management or winding up of the affairs of the Partnership, whether pursuant to Section 6.1 or otherwise, regardless of whether the remaining Partner has commenced to exercise any available remedies.

     Section 9.  DISSOLUTION AND TERMINATION.

     9.1 DISSOLUTION.  The Partnership shall
dissolve upon expiration of its term as stated in
Section 3 above, or if earlier, upon the occurrence of any of the following events:
          (a) Unanimous agreement of the Partners
     ;

          (b) Sale or disposition of all the
     Partnership assets ;

          (c) Election of the nondefaulting
Partner pursuant to Section 8.2;

          (d) The Partners are unable to arrange
the financing or secure the permits required to develop the Project; or

          (e) Any other event which causes a
dissolution of the Partnership under state or federal law.

     Neither Partner shall have the right to
dissolve or terminate the Partnership for any reason other than as set forth above or to withdraw from the Partnership other than as set forth in Section 7 and each Partner hereby waives any other right it may have.

     9.2 DISTRIBUTION OF CASH UPON TERMINATION. If the Partnership is dissolved pursuant to Section
9.1, the Partnership affairs shall be wound up as expeditiously as possible, the assets sold, and the Partnership terminated. Either Partner may be a purchaser of any or all of the assets. A
Defaulting Partner shall have no right to participate in winding up the affairs of the Partnership or in determining the disposition of Partnership assets. After payment of all Partnership liabilities and expenses of sale and allocations pursuant to Section 9. 3, the remaining cash shall be distributed to the Partners in accordance with their positive Capital
Accounts as adjusted by the allocations provided for in Section 9.3; provided, however, that any Partner which has a negative Capital Account balance (following the allocations pursuant to Section 9.3) shall be required to contribute to the Partnership for distribution cash in an amount equal to such negative Capital Account balance, which contribution shall be made in all events within ninety (90) days of liquidation of the Partner s interest as determined under Treasury
Regulations Section 1.704-1(b) (2) (i) (g).

     Following a liquidation of the Partnership and notwithstanding the provisions of Section 8. 2
(b), a Defaulting Partner shall remain liable to the other Partner for any damages which resulted from the Defaulting Partner's breach of this Agreement.

     9.3 ALLOCATION OF GAIN AND LOSS UPON
LIQUIDATION. Any Profits or Losses upon
disposition of the Partnership assets which cause a dissolution of the Partnership (including gain or-loss resulting from condemnation, conversion, insurance awards, or similar capital events)
("Gain on Sale" or "Loss on Sale ", respectively) shall be allocated between the Partners as follows:

           (a) Loss on Sale shall be allocated
between the Partners as follows:

                (i) First, proportionately to
those Partners having positive Capital Account balances until all positive Capital Accounts have been reduced to zero; and

                  (ii) Thereafter, to the Partners
     in proportion to their Percentage Interests.

          (b) Gain on Sale to the extent available shall be allocated b2tween the Partners as follows:

                                      (i) First,
proportionately to those Partners having negative
Capital Account balances until such negative balances are eliminated;

                (ii) Second, to the Partners in
such amounts as necessary to cause the Capital
Account of each Partner to be equal to the excess of such Partner's aggregate Capital Contributions over the amount of distributions to such Partner pursuant to Section 5.5; and
                   (iii) Thereafter, to the
Partners in proportion to their Percentage
Interests.
Section

     Section 10. CONFLICTS OF INTEREST. The
Partners shall devote so much of their time to the business of the Partnership as in their reasonable judgment the conduct of the Partnership's business reasonably requires. Except as otherwise provided in the following sentence and in the Management
Agreement, the Partners and their affiliates may engage in business ventures and activities of any nature and description independently or with others or not in competition with the business of the Partnership, and shall have no obligation to disclose business opportunities available to them, and neither the Partnership nor either of the Partners shall have any rights in or to such independent ventures and activities or the income or profits derived therefrom by reason of their acquisition of interests in the Partnership.
Notwithstanding the foregoing, neither Partner shall engage in any such business or venture in a manner which is intended, or is reasonably likely, to cause harm to the business of the Partnership.

     Section 11. INDEMNITY AND CONTRIBUTION. All
liabilities of the Partnership shall be shared by
the Partners by Percentage Interest. Excepti as
otherwise provided herein, the Partnership and
each Partner by     its respective Percentage
Interest shall indemnify, defend and hold harmless either Partner against any Partnership liability in excess of such Partner's respective Percentage
Interest thereof. Any Partner who incurs a Partnership liability without authority to do so shall indemnify, defend and hold harmless the Partnership and the other Partner against the entire amount of such liability.

     Section 12. NOTICES. Any notice required or permitted under this Agreement shall be delivered to the address set forth opposite each Partner's name on the signature page hereof.

     Section 13. GOVERNING LAW. This Agreement shall be governed by the internal 2aws of the State of Washington.

     Section 14. AGREEMENT BINDING UPON ON
SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of the Partners.

     Section 15. ARBITRATION.

     Any controversy or claim between the Parties including but not limited to those arising out of or relating to this Agreement including any claims based on or arising from an alleged tort, shall be determined by arbitration in accordance with the Commercial Arbitration Rules of the American
Arbitration Association (AAA) as modified below.
All statutes of limitations which would otherwise be applicable shall apply to any arbitration proceeding hereunder.

     There shall be one arbitrator agreed upon by the Parties, or if the Parties cannot agree, then the arbitrator shall be selected by the administrator of the AAA office in Seattle, Washington. The arbitrator shall be an attorney with at least 5 years, experience in assisted living or residential care facilities and at least
15 year experience in real estate and partnership transactions. The venue of the arbitration shall be Seattle, Washington.

      There shall be no discovery or dispositive motion practice (such as motions for summary judgment or to dismiss or the like) except as may be permitted by the arbitrator, who shall authorize only such discovery as may be shown to be necessary to ensure a fair hearing, and no such discovery permitted by the arbitrator shall extend the time limits contained herein.

     The arbitrator shall not be bound by the rules of evidence or of civil procedure, but rather may consider such writings and oral presentations as reasonable businessmen would use in the conduct of their day-to-day affairs, and may require the parties to submit some or all of their case by written declaration or such other manner of presentation as the arbitrator may determine to be appropriate. It is the intention of the parties to limit live testimony and cross-examination to the extent necessary to ensure a fair hearing to the parties on significant and material issues.

     The arbitrator shall take such steps as may be necessary to hold the hearing within ninety
(90) days of the initial request for arbitration and to conclude the hearing within two (2) days;
and the arbitrator's written decision shall be made not later than fourteen (14) calendar days after the hearing. The parties have included these time limits in order to expedite the proceeding, but they are not jurisdictional, and the arbitrator may for good cause afford or permit reasonable extensions or delays, which shall not affect the validity of the award. The written decision shall contain a brief statement of the claim(s) determined and the award made on each claim. Absent fraud, collusion or willful misconduct by the arbitrator, the award shall be final and judgment may be entered in any court having jurisdiction thereof.
The arbitrator may award attorneys' fees and costs to the prevailing party but shall not have the power to award punitive damages.

     The parties have included the foregoing
provisions limiting the scope and extent of the arbitration with the intention of providing for prompt, economic and fair resolution of any dispute.

     Section 16.  PRONOUNS.   As required by the
context, all pronouns shall be deemed to refer to and include masculine feminine, neuter, singular, and plural.

     Section 17. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understandings among them, oral or written, all of which are hereby cancelled. This Agreement may not be modified or amended except with the unanimous approval of all of the Partners.

     Section 18.  NO WAIVER. The failure of any
Partner to insist upon strict observance or performance of any of the provisions of this Agreement, or to exercise any right or remedy provided for in this Agreement shall not impair its rights or remedies or be construed as a waiver or release with respect to any continuing or subsequent defaults. Each Partner's rights and remedies granted hereunder may be exercised from time to time and as often as such Partner shall be deem desirable. All rights and remedies provided to a Partner hereunder shall be cumulative and in addition to all other rights and remedies provided herein.

     Section 19. SEVERABILITY. In the event one or more provisions contained in this Agreement is deemed to be invalid or unenforceable in any respect for any reason, the validity and enforceability of the remaining provisions shall not be impaired in any way.

     Section 20. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the same counterpart.

     Section 21. PARAGRAPH HEADINGS. Paragraph headings shall be inserted solely for the convenience of the parties and shall not be considered a part of this Agreement for interpretation or construction.

               TDC CONVALESCENT, INC., .a
                California corporation

               BY: /s/ Thomas D. Clark,
                      ----------------------------
          -----------

Thomas D. Clark, President

               EMERITUS CORPORATION, a
               Washington corporation.

               By: /s/ Raymond R. Brandstrom
                      ----------------------------
          -------------------

Raymond R. Brandstrom, President